SCHEDULE II
                   INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SCOTSMAN INDUSTRIES

 GAMCO INVESTORS, INC.

                 2/07/95            3,000-           17.5000

                 2/03/95            5,000-           17.1250

                 1/30/95            2,000-           17.3750

                 1/09/95              400-           17.1250

                 1/05/95              500-           17.5000

                12/21/94            1,000-           17.3750

                12/21/94            1,500-             *DO

                12/14/94            1,000-           16.8750

















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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